NOTIFICATION OF THE REMOVAL FROM LISTING AND REGISTRATION

NYSE Arca, Inc. (the 'Exchange') hereby notifies the SEC of its intention to remove the entire class of the following securities issued by Citigroup Funding Inc. (the 'Company') from listing and registration on the Exchange upon the effective date of this Form 25:

13.5% Amazon.com, Inc. ELKS due July 9, 2009
(suspended 7/9/2009) (symbol:  EGJ)

13.5% JC Penney Company, Inc. ELKS due July 9, 2009
(suspended 7/9/2009) (symbol:  EAZ)

11.5% Nokia Corporation ADRs ELKS due August 6, 2009
(suspended 8/6/2009) (symbol:  EKK)

12% International Game Technology ELKS due August 6, 2009
(suspended 8/6/2009) (symbol:  EPH)

9% ELKS Cisco Systems, Inc. ELKS due August 6, 2009
(suspended 8/6/2009) (symbol:  EKV)

10% Comphanhia Vale do Rio Doce ADRs PACERS due August 11, 2009
(suspended 8/11/2009) (symbol:  PBA)

8% Exxon Mobil Corp. ELKS due September 4, 2009
(suspended 9/4/2009) (symbol:  EKG)

8.5% Microsoft Corporation ELKS due September 4, 2009
(suspended 9/4/2009) (symbol:  EHD)

MSCI EAFE Index Stock Market Upturn Notes due September 4, 2009
(suspended 9/4/2009) (symbol:  SPU)

Equity LinKed Securities (ELKS) Based Upon the Common Stock of Barrick Gold Corporation Due 2009 (suspended 9/25/2009) (symbol: ELQ)

S&P 500 Index SMUN due October 6, 2009
(suspended 10/6/2009) (symbol:  SRU)

Equity LinKed Securities (ELKS) Based Upon the Common Stock of Halliburton
 Company Due 2009 (suspended 10/7/2009) (symbol:  ECK)

MSCI EAFE Index PPN due December 7, 2009 (suspended 12/7/2009) (symbol:  PPI)

DJIA PPN due January 25, 2010 (suspended 1/25/2010) (symbol:  PPJ)

S&P 500 Index LASERS due January 27, 2010 (suspended 1/27/2010) (symbol:  IEL)

Equity LinKed Securities (ELKS) Based Upon the Common Stock of Johnson & Johnson due February 4, 2010 (suspended 2/4/2010) (symbol: EJQ)

S&P 500 Index Buffer Notes due February 4, 2010
(suspended 2/4/2010) (symbol:  BPD)

US-Europe-Japan Basket LASERS due 2/25/2010
(suspended 2/25/2010) (symbol:  IBF)

Financial Select Sector SPDR Fund Buffer Notes due March 4, 2010
(suspended 3/4/2010) (symbol:  BLZ)

S&P 500 Index Buffer Notes due March 5, 2010
(suspended 3/5/2010) (symbol:  BLM)


This action is being taken pursuant to the provisions of Rule 12d2-2(a)(2), as NYSE Regulation has been notified that the above issues have matured by their terms. Accordingly, each of the above issues has been suspended from trading on NYSE Arca prior to the opening of business on the date noted.